                                                                     Exhibit 1


                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of October 10, 2000, by and among Reuter Manufacturing Inc., a Minnesota corporation (the "COMPANY"), Activar, Inc., a Minnesota corporation ("ACTIVAR"), J.L. Reissner ("REISSNER"), and M.J. Tate ("TATE") (Activar, Reissner and Tate, individually an "INVESTOR" and collectively, the "INVESTORS").

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. AUTHORIZATION OF SECURITIES. The Company shall designate, from its previously authorized "blank check" preferred stock, the number of shares of Series A Convertible Preferred Stock, $.1875 par value per share (the "SERIES A PREFERRED"), as provided herein, which shall be entitled to the preferences, rights and benefits set forth in the certificate of designation attached hereto as EXHIBIT 1 (the "CERTIFICATE OF DESIGNATION"). As used in this Agreement, the term "PREFERRED STOCK" shall mean the Series A Preferred to be sold at the closing described in Section 3 of this Agreement and all shares of Series A Preferred issued in exchange or substitution therefor. The Series A Preferred shall be convertible into shares of the Company's common stock, $.1875 par value per share (the "COMMON STOCK"). Any shares of Common Stock issuable upon conversion of the Series A Preferred, when issued, shall be referred to as "CONVERSION SHARES."

2. SALE AND PURCHASE OF SHARES. Subject to the terms and conditions hereof, the Company agrees to sell to each Investor and each Investor agrees to purchase from the Company in accordance with this Agreement, the respective numbers of shares of Series A Preferred and Common Stock set forth opposite each Investor's name on EXHIBIT 2 at a purchase price of $0.1777778 per share (the "PURCHASE COMMITMENT"), a total purchase price of eight hundred thousand dollars ($800,000). The Series A Preferred and Common Stock sold to the Investors pursuant to this Agreement are referred to herein as the "SHARES." The Company's agreements with each Investor are separate agreements, and the Company's sales of Series A Preferred and Common Stock to each Investor are separate sales.

3. CLOSING. The closing of the purchase of the Shares described herein shall take place at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Suite 3300, Minneapolis, Minnesota 55402, at 10 a.m., Minneapolis time, on or about October 10, 2000, or as soon as practicable thereafter (the "CLOSING"), or at such other place or different time or day as may be mutually acceptable to the Investors and the Company, provided that an aggregate of at least $800,000 of Shares are purchased by the Investors at the Closing. The date and time on which the Closing occurs shall be referred to as the "CLOSING DATE."

      At the Closing, (a) the Company shall deliver to each Investor stock certificates for the number of Shares being purchased by such Investor, which Shares shall be registered in the Investor's name or as otherwise designated by the Investor, and (b) the Investor shall pay to the Company the purchase price for the Purchase Commitment set forth on EXHIBIT 2, by wire transfer or bank or cashier's check payable to the Company. The Company acknowledges receipt of $407,000 of the purchase price from Activar prior to the date of this Agreement.

4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. To induce the Investors to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the Investors that:

      4.1. ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted.

      4.2. GOVERNING INSTRUMENTS. The copies of the Articles of Incorporation and the Bylaws of the Company, and all amendments thereto (collectively, the "CHARTER DOCUMENTS"), made available to the Investors prior to the execution of this Agreement, are true and complete copies of the duly and legally adopted Charter Documents in effect as of the date of this Agreement and at the Closing.

      4.3. CORPORATE ACTS AND PROCEEDINGS. This Agreement and the Voting Agreement have been duly authorized by all necessary corporate action on behalf of the Company, have been duly executed and delivered by authorized officers of the Company, are valid and binding agreements on the part of the Company and are enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally or (b) judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

      4.4. CAPITAL STOCK. Immediately prior to the Closing, the authorized capital stock of the Company consists of 9,000,000 shares of Common Stock, of which 5,224,219 shares are issued and outstanding; and 1,000,000 shares of Series A Preferred, none of which is issued and outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. Schedule 4.4 contains a listing of all options, warrants and other rights outstanding for the purchase of equity of the Company outstanding as of the date of this Agreement.

      4.5. VALID ISSUANCE. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreement and to perform its obligations under each. The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth herein or in the Articles of Incorporation or the Voting Agreement. Upon approval by the shareholders of the Company of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock, the Conversion Shares will be reserved for issuance upon conversion of the Series A Preferred and, when issued upon conversion of the Series A Preferred in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth herein or in the Articles of Incorporation or the Voting Agreement.

      4.6. NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any contractual undertaking by the Company, any right, interest or valid claim against the Company or the Investors for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will defend, indemnify and hold the Investors harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable.

5. REPRESENTATIONS OF THE INVESTORS. Each Investor represents to the Company that with respect to such Investor:

      5.1. INVESTMENT INTENT. The Shares and the Conversion Shares into which such Shares may be converted being acquired by such Investor are being purchased for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Investor has no current plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of such Investor's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly of the Shares being acquired by each such Investor pursuant to this Agreement or the Conversion Shares into which such Shares may be converted. Such Investor is able to bear the economic risk of its investment and has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including tax considerations) of its investment, including the high degree of risk of loss of such Investor's entire investment herein.

      5.2. RESTRICTIONS ON RESALE, RULE 144. The Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor also understands that the Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of the Investor. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Shares. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

      5.3. LOCATION OF PRINCIPAL OFFICE, QUALIFICATION AS AN ACCREDITED INVESTOR, ETC. The state in which the Investor's principal office is located is the state set forth in the Investor's address on EXHIBIT 2. The Investor by execution of this Agreement hereby represents that he or it qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. The Investor (i) is an investor in securities of companies in the development stage and acknowledges that he or it is able to fend for himself or itself, and bear the loss of his or its entire investment in the Shares and (ii) has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the investment to be made by him or it pursuant to this Agreement. Activar also represents he or it has not been organized solely for the purpose of acquiring the Shares or Conversion Shares.

      5.4. ACTS AND PROCEEDINGS. The Investor has full power and authority to enter into and perform under this Agreement in accordance with its terms. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the such Investor, and is a valid and binding agreement of the Investor and enforceable against the Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement to be executed by the Investor and compliance with its provisions by the Investor will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its organizational documents (each as amended to date) or any indenture, lease, agreement or other instrument to which the Investor is a party or by which the Investor or any of the Investor's properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Investor.

      5.5. DISCLOSURE OF INFORMATION. The Investor represents that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement sufficient and satisfactory opportunity to ask questions and receive answers from the Company's management concerning the Company's business, management and financial affairs, the terms and conditions of the offering of the Shares and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor has reviewed the representations concerning the Company contained in this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

      5.6. LEGEND; STOP TRANSFER. The Shares, and any Conversion Shares issued upon conversion thereof, shall bear a legend substantially similar to the following:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL

            SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT
            REQUIRED.

      The Company shall make a notation regarding the restrictions on transfer of the Shares and any such Conversion Shares in its books and the Shares and any such Conversion Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

      5.7. NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any contractual undertaking by any Investor, any right, interest or valid claim against any Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Each Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable.

6. CONDITIONS OF THE INVESTOR'S OBLIGATION. The obligation of each Investor to purchase the Shares on the Closing Date is subject to the fulfillment or waiver by each such Investor prior to or on such Closing Date of the conditions set forth in this Section 6.

      6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of such date.

      6.2. COMPLIANCE WITH AGREEMENTS. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement and the Voting Agreement to be performed and complied with by it prior to or as of the Closing Date.

      6.3. QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required under Minnesota state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares to each Investor at the Closing shall have been obtained or will be obtained by the Company in compliance with such laws.

      6.4. VOTING AGREEMENT. As of the Closing Date, the Voting Agreement shall have been executed and delivered and remain in effect, in the form attached hereto as EXHIBIT 6.4.

7. CONVERSION OF PREFERRED STOCK. The Series A Preferred shall be convertible into Conversion Shares in accordance with the terms and conditions set forth in the Certificate of Designation. Each Investor acknowledges the need to amend the Company's Articles of Incorporation in order to authorize additional shares of Common Stock to effect the conversion of the Series A Preferred. All shares of Conversion Shares that may be issued will be, upon issuance in accordance with the terms of this Agreement, fully paid and nonassessable and free from all taxes, liens and charges (except for taxes, if any, upon the income of the holder and applicable transfer taxes) with respect to the issue thereof, and the issuance thereof shall not give rise to any preemptive rights on the part of any person.

8.    RESTRICTIONS ON TRANSFER OF SECURITIES.

      8.1. RESTRICTIONS. The Shares, and upon conversion of the Series A Preferred, the Conversion Shares, are transferable only pursuant to (i) a public offering registered under the Securities Act; (ii) Rule 144 of the Commission (or any similar rule then in effect) if such rule is available; and (iii) subject to the conditions specified elsewhere in this Section 8, any other legally available means of transfer under applicable federal and state securities laws; provided, however, that in the case of (ii) and
      (iii), the Company first shall have received an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

      8.2. LEGEND. Each certificate representing Shares or Conversion Shares shall be endorsed with a legend substantially similar to the legend set forth in Section 5.6 hereof.

      8.3. REMOVAL OF LEGEND. Any legend endorsed on a certificate shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such securities may be made without registration. In addition, if the holder of such securities delivers to the Company an opinion of such counsel, reasonably satisfactory to the Company, to the effect that no subsequent transfer of such securities will require registration pursuant to Rule 144(k) under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 5.6.

9.    MISCELLANEOUS.

      9.1. ORAL CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      9.2. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, as follows: (a) if to any Investor, to such Investor's address as listed on EXHIBIT 2; (b) if to the Company, to 410 11th Avenue South, Hopkins, MN 55343 Attn: President. Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

      9.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. All representations, warranties, covenants and agreements contained herein or in any other agreement or schedule delivered pursuant to this Agreement shall survive for a period of one year after the execution and delivery of this Agreement or such other agreement or schedule, as the case may be.

      9.4. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

      9.5. OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties may seek enforcement of the terms of this Agreement by suit in equity on action at law to protect the rights granted under this Agreement.

      9.6. ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including without limitation any term sheet(s) executed prior to and relating to this Agreement (the "TERM SHEET"). The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

      9.7. SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

      9.8. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto.

      9.9. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Minnesota, notwithstanding the laws of conflict of any jurisdiction.

      9.10. COUNTERPARTS. This Agreement may be executed concurrently in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.11. PAYMENT OF FEES AND EXPENSES. The parties will be solely responsible for their own respective legal costs incurred in negotiating and performing this transaction.

       (BALANCE OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS NEXT)

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

COMPANY:                      REUTER MANUFACTURING INC.
                              By:  /s/ Michael Tate
                                  ---------------------------------------------
                                    Michael Tate
                                    Its: President and Chief Executive Officer

INVESTOR:                     ACTIVAR, INC.
                              By:   /s/ J.L. Reissner
                                  ---------------------------------------------
                                    Its: President and Chief Operating Officer
                                         --------------------------------------

INVESTOR:                     J.L. REISSNER
                              /s/ J.L. Reissner
                              -------------------------------------------------

INVESTOR:                     M.J. TATE
                              /s/ M.J. Tate
                              -------------------------------------------------

                (SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT)

                                LIST OF EXHIBITS

1     Certificate of Designation

2     Investors' Respective Addresses and Purchase Commitments

6.4   Voting Agreement

                                    EXHIBIT 2

                       INVESTORS AND PURCHASE COMMITMENTS


                               Number of   Number of
                               Series a     Common
                               Shares @    Shares @      Total
                              $0.1777778   $0.1777778   Purchase
Name and Address of Investor   Per Share   Per Share     Price
------------------------------------------------------------------------
Activar, Inc.
                                625,000     2,187,500   $500,000
7808 Creekridge Circle
Suite 200
Minneapolis, MN.  55439

J.L. Reissner
                                250,000       875,000   $200,000
7808 Creekridge Circle
Suite 200
Minneapolis, MN.  55439

M.J. Tate
                                125,000       437,500   $100,000
3230 Urbandale Lane
Plymouth, MN.  55447